Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated February 26, 2004 relating to the consolidated financial statements, which appears in the Nuance Communications, Inc. (formerly ScanSoft, Inc.) Annual Report on Form 10-K/A for the year ended September 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 16, 2006